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                                                                    Exhibit 99.1

ADVOCAT INC.
1621 GALLERIA BOULEVARD
BRENTWOOD, TENNESSEE  37027
(615) 771-7575                                               NEWS RELEASE
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Contact:    William R. Council, III
            Chief Executive Officer


           ADVOCAT INC. TO REPORT THIRD QUARTER RESULTS AND ANNOUNCES
                                CONFERENCE CALL


BRENTWOOD, TENN. - (November 7, 2005) - Advocat Inc. (NASDAQ OTC: AVCA) today announced that it is scheduled to report financial results for its third quarter ended September 30, 2005, on Wednesday, November 9, 2005, before the market opens.

Advocat will hold a conference call at 10:00 a.m. Central Time on Thursday, November 10, 2005. The call will consist of remarks from management as well as a question and answer session.

To participate in the Company's conference call, dial 866-800-8651 or 617-614-2704 and enter passcode 25570245. A live broadcast of the conference call will also be available on the Internet at the Company's web site, www.irinfo.com/avc, as well as www.earnings.com and www.streetevents.com. A replay of the broadcast will be available until November 24, 2005, at the same websites.

Advocat Inc. provides long-term care services to nursing home patients and residents of assisted living facilities in nine states, primarily in the Southeast.

     For additional information about the Company, visit Advocat's web site:
                            http://www.irinfo.com/avc


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